EXHIBIT 99.1



GOODWILL (UNAUDITED)

         Effective January 1, 2002, New CF&I, Inc. ("the Company") adopted SFAS No.142, "GOODWILL AND OTHER INTANGIBLE ASSETS." As part of this adoption, the Company ceased amortizing all goodwill and assessed goodwill for possible impairment. As an initial step, the Company tested goodwill impairment within CF&I Steel, L.P. ("CF&I"), the only reporting unit with goodwill.

         As required under the transitional accounting provisions of SFAS No. 142, the Company completed the steps required to identify and measure goodwill impairment at CF&I. This reporting unit was measured for impairment by comparing implied fair value of the reporting unit's goodwill with the carrying amount of the goodwill. As a result, the entire goodwill at CF&I was written off in the amount of $31.9 million, and a net charge of $19.1 million (after tax and minority interest) was recognized as a cumulative effect of a change in accounting principle. Historical earnings and applying an earnings multiple impacted the identification and impairment recognized at the reporting unit.
The implementation of SFAS No. 142 required the use of judgments, estimates and assumptions in the determination of fair value and impairment amounts related to the required testing. Prior to adoption of SFAS No. 142, the Company had historically evaluated goodwill for impairment by comparing the entity level unamortized balance of goodwill to projected undiscounted cash flows, which did not result in an indicated impairment.

         Additionally, pursuant to SFAS No. 142, the Company completed its reassessment of finite intangible asset lives, which consists of proprietary technology at CF&I. Based on this reassessment, no adjustment was needed on the proprietary technology. The Company does not have any other acquired intangible assets, whether finite or indefinite lived assets.

GOODWILL

         The changes in the carrying amount of goodwill for the three months ended March 31, 2002 are as follows:




BALANCE AS OF JANUARY 1, 2002                                    $ 31,863
                                                                 --------
Goodwill written off related to adoption of FAS 142               (31,863)
                                                                 --------

BALANCE AS OF MARCH 31, 2002                                     $      -
                                                                 ========



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


EXHIBIT 99.1 (CONTINUED)




ACQUIRED INTANGIBLE ASSETS

                                                       AS OF MARCH 31, 2002
                                            ------------------------------------

                                                GROSS CARRYING     ACCUMULATED
                                                     AMOUNT        AMORTIZATION
                                            -------------------    -------------
                                                          (IN THOUSANDS)

Amortized Intangible Assets: (1)
    Proprietary technology                        $1,892             $ (695)

AGGREGATE AMORTIZATION EXPENSE:
-------------------------------
    For the year ended 12/31/99                     $120
    For the year ended 12/31/00                     $120
    For the year ended 12/31/01                     $120
    For the quarter ended 3/31/01                   $ 30
    For the quarter ended 3/31/02                   $ 30

ESTIMATED AMORTIZATION EXPENSE:
-------------------------------
    For the year ended 12/31/02                     $120
    For the year ended 12/31/03                     $120
    For the year ended 12/31/04                     $120
    For the year ended 12/31/05                     $120
    For the year ended 12/31/06                     $120

(1) Weighted average amortization period is 16 years.

                                                               YEARS ENDED                           THREE MONTHS ENDED
                                                               DECEMBER 31,                               MARCH 31,
                                            -----------------------------------------------         ------------------------
                                                  1999             2000             2001            2001            2002
                                                  ----             ----             ----            ----            ----
                                                                               (IN THOUSANDS)

    Goodwill amortization                      $ (1,020)        $(1,020)          $ (1,020)         $  (255)       $      -
                                               ---------        --------          --------          -------        --------

    Net income (loss)                          (13,252)          (3,131)           (14,963)          (4,570)        (17,217)

    Add back:  Goodwill amortization, net
       of tax and minority interest                597              603                603              158               -
                                              --------          -------           --------          -------       ---------

    Adjusted net income (loss)                $(12,655)         $(2,528)          $(14,360)         $(4,412)      $ (17,217)


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